EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Gaming Partners International Corporation for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gérard Charlier, as Chief Executive Officer of the Company and Melody Sullivan Yowell, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1.                The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

GAMING PARTNERS INTERNATIONAL CORPORATION
Date: March 31, 2005	By:	/s/ GéRARD CHARLIER
Gérard Charlier, President and Chief Executive Officer
Date: March 31, 2005	By:	/s/ MELODY SULLIVAN YOWELL
Melody Sullivan Yowell, Chief Financial Officer

This certification is being furnished to the SEC as an exhibit to the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the of the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

A signed copy of this written statement required by Section 906 has been provided by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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